EXHIBIT 1
JOINT FILING AGREEMENT
     We, the signatories of this statement on Schedule 13G filed with respect to the Common Stock of Basic Energy Services, Inc., to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) of the Securities Exchange Act of 1934.
     Dated: February 9, 2006.

FIRST RESERVE FUND VIII, L.P.

By:	First Reserve GP VIII, LP, its General Partner,
By: First Reserve Corporation
its General Partner

By:	/s/ Anne E. Gold

Name: Anne E. Gold
Title: General Counsel

FIRST RESERVE GP VIII, LP

By:	First Reserve Corporation, its General Partner

By:	/s/ Anne E. Gold

Name: Anne E. Gold
Title: General Counsel

FIRST RESERVE CORPORATION

By:	/s/ Anne E. Gold

Name: Anne E. Gold
Title: General Counsel